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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in Registration Statements Nos. 333-34561, 333-34587, 333-34589, 333-34591, 333-34593, 333-34683, 333-35689, 333-47911, 333-51081, 333-74463, 333-74465, 333-32112, and 333-39972 of Solutia Inc. on Form S-8, Registration Statements Nos. 333-75812, 333-89818 and 333-99705 of Solutia Inc. on Form S-3 and Registration Statement No. 333-99699 on Form S-4 of our opinion dated March 4, 2002 (June 4, 2002 as to Note 19, June 17, 2002 as to Note 20, October 16, 2002 as to Note 21 and November 15, 2002 as to Note 22) appearing in this Current Report on Form 8-K of Solutia Inc.

/s/ Deloitte & Touche LLP

Saint Louis, Missouri
November 15, 2002

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  Exhibit 23.1
INDEPENDENT AUDITORS' CONSENT